Exhibit 10.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of September 13, 2012, by and among REGENCY CENTERS, L.P., a limited partnership formed under the laws of the State of Delaware (the "Borrower"), REGENCY CENTERS CORPORATION, a corporation formed under the laws of the State of Florida (the "Parent"), each of the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (together with its successors and assigns, the "Administrative Agent").

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other parties have entered into that certain Third Amended and Restated Credit Agreement dated as of September 7, 2011 (as amended and as in effect immediately prior to the effectiveness of this Amendment, the "Credit Agreement"); and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit
Agreement is amended as follows:

(a)     The Credit Agreement is amended by inserting the following defined term into Section
1.1. in appropriate alphabetical order:

"First Amendment Effective Date" means September 13, 2012.

(b)     The Credit Agreement is amended by restating the definitions of "Applicable Facility
Fee", "Applicable Margin" and "Termination Date", in Section 1.1. in their entirety to read as follows:

"Applicable Facility Fee" means the percentage set forth in the table below corresponding to the Level at which the "Applicable Margin" is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.15%
2	0.175%
3	0.225%
4	0.3%
5	0.35%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee.

"Applicable Margin" means the percentage rate set forth in the table below corresponding to the level (each a "Level") into which the Borrower's Credit Rating then falls. As of the First Amendment Effective Date, the Applicable Margin is determined based on Level 3. Any change in the Borrower's Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower's Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower's Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower's Credit Rating has changed. During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings. During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating. During any period that the Borrower has not received a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5.

Level	Borrower's Credit Rating (S&P/Moody's)	Applicable Margin for LIBORLoans	Applicable Margin for all Base Rate Loans
I	A-/A3 (or equivalent) or better	1%	1%
2	BBB+/Baal (or equivalent)	1.075%	1.075%
3	BBB/Baa2 (or equivalent)	1.175%	1.175%
4	BBB-/Baa3 (or equivalent)	1.45%	1.45%
5	Lower than BBB-/Baa3 (or equivalent)	1.75%	1.75%

"Termination Date" means September 4, 2016, or such later date to which the
Termination Date may be extended pursuant to Section 2.13.

(c)     The Credit Agreement is further amended by restating Section 2.3(a) in its entirety to read as follows:

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Termination Date, one or more standby letters of credit (each a "Letter of Credit") up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $80,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the "LIC Commitment Amount").
(d) The Credit Agreement is further amended by restating the first sentence of Section 2.4(a)
in its entirety to read as follows:

Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline

Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $80,000,000, as such amount may be reduced from time to time in accordance with the terms hereof. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.

(e) The Credit Agreement is further amended by restating Section 3.5.(e) thereof in its entirety to read as follows:

(e) Extension Fee. If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to one-fifth of one percent (0.20%) of the amount of such Lender's Commitment (whether or not utilized). Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(f) The Credit Agreement is amended by deleting Schedule I attached thereto and replacing it with Schedule I attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Administrative Agent of each of the following, each in form and substance satisfactory to the Administrative Agent:

(a) A counterpart of this Amendment duly executed by the Borrower, the Parent, the
Administrative Agent and all ofthe Lenders;

(b) Revolving Notes executed by the Borrower, payable to each applicable Lender (including any Designated Lender, if applicable but excluding any Lender that has elected not to receive Notes) and the Swingline Note executed by the Borrower;

(c) An opinion of counsel to the Borrower, the Parent and the other Loan Parties addressed to the Administrative Agent and the Lenders regarding such matters as the Administrative Agent may reasonably request;

(d) Evidence that all fees payable by the Borrower to the Administrative Agent and the
Lenders in connection with this Amendment have been paid; and

(e) Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3. Representations. Each of the Parent and the Borrower represents and warrants to the
Administrative Agent and the Lenders that:
(a) Authorization. Each of the Parent and Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of each of the Parent and the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by each of the Parent and the Borrower of this Amendment and the performance by the Parent and the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (1) the organizational documents of the Parent, the Borrower or any other Loan Party, or (2) any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound, the violation of which indenture, agreement or other instrument could reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party, other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Parent and Borrower. Each ofthe Parent and the Borrower hereby reaffirms that the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty was true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

Section 5. Reallocations. The Administrative Agent, the Parent and the Borrower and each Lender agree that upon the effectiveness of this Amendment, the amount of such Lender's Commitment is as set forth on Schedule I attached hereto. Simultaneously with the effectiveness of this Amendment, the Commitments of each of the Lenders, the outstanding amount of all outstanding Revolving Loans and the participations of the Lenders in outstanding Letters of Credit and Swingline Loans shall be reallocated among the Lenders in accordance with their respective Commitment Percentages (determined in accordance with the amount of each Lender's Commitment set forth on Schedule I attached hereto), and in order to effect such reallocations, each Lender whose Commitment after giving effect to this Amendment exceeds its Commitment immediately prior to the effectiveness of this Amendment (each an
"Assignee Lender") shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Commitments of the Lenders whose Commitments after giving effect to this Amendment are less than their respective Commitments immediately prior to the effectiveness of this Amendment (each an "Assignor Lender"), so that after giving effect to such reallocation the Commitments of each Lender will be as set forth on Schedule I attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Revolving Notes to be provided to the Assignor Lenders and Assignee Lenders in the principal amount of their respective Commitments as set forth on Schedule I attached hereto, no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived). The Assignor Lenders and Assignee Lenders shall make such cash settlements among themselves, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 6. Certain References. Each reference to the Credit Agreement in any of the Loan
Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

Section 7. Expenses. The Borrower shall reimburse the Administrative Agent upon demand for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 8. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only from the date as of which this Amendment is dated, unless otherwise specifically stated herein.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 12. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

Section 13. Reaffirmation of Guaranty. The Parent hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under that certain Amended and Restated Guaranty dated as of September 7, 2011 (the "Guaranty") to which the Parent is a party, and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Parent thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Third
Amended and Restated Credit Agreement to be executed as of the date first above written.

BORROWER:

REGENCY CENTERS, L.P.

By: Regency Centers Corporation,
     its sole general partner

    By: /s/ Bradley A. Parks
Name: Bradley A. Parks
Title: Vice President

PARENT:

REGENCY CENTERS CORPORATION,

    By: /s/ Bradley A. Parks
Name: Bradley A. Parks
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender:

    By: /s/ Andrew W. Hussion
Name: Andrew W. Hussion
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

    By: /s/ Ken Parl
Name: Ken Parl
Title: SVP

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

BANK OF AMERICA, N.A., as a Lender

    By: /s/ Eyal Namordi
Name: Eyal Namordi
Title: Senio Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

JPMORGAN CHASE BANK, N.A., as a Lender

    By: /s/ Mohammad S. Hasan
Name: Mohammad S. Hasan
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

SUNTRUST BANK, as a Lender

    By: /s/ Nancy B. Richards
Name: Nancy B. Richards
Title: Senior Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

COMERICA BANK, as a Lender

    By: /s/ Micael T. Shea
Name: Michael T. Shea
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

REGIONS BANK, as a Lender

    By: /s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

ROYAL BANK OF CANADA, as a Lender

    By: /s/ Joshua Freedman
Name: Joshua Freedman
Title: Authorized Signatory

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

    By: /s/ Kazuhisa Matsuda
Name: Kazuhisa Matsuda
Title: Managing Director

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

    By: /s/ Joseph Hord
Name: Joseph Hord
Title: Vice President

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

MIZUHO CORPOATE BANK, LTD., as a Lender

    By: /s/ Noel Purcell
Name: Noel Purcell
Title: Authorized Signatory

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[Signature Page to First Amendment to Third Amended and Restated Credit Agreement for Regency Centers, L.P.]

CHANG HWA COMMERIAL BANK, NEW YORK BRANCH,
as a Lender

    By: /s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: V.P. & General Manager

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SCHEDULE I

Commitments

Lender	Commitment Amount

Wells Fargo Bank, National Association	$120,000,000
PNC Bank, National Association	$120,000,000
Bank of America, N.A.	$75,000,000
JPMorgan Chase Bank, N.A.	$75,000,000
SunTrust Bank	$75,000,000
Regions Bank	$60,000,000
Royal Bank of Canada	$60,000,000
Sumitomo Mitsui Banking Corporation	$60,000,000
U.S. Bank National Association	$60,000,000
Comerica Bank	$40,000,000
Mizuho Corporate Bank, Ltd.	$35,000,000
Chang Hwa Commercial Bank, New York Branch	$20,000,000
TOTAL	$800.000.000